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                                                                   Exhibit 23.3

                            INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Mail-Well, Inc. on Form S-3 of our reports dated March 6, 1998 (except for Notes 7 and 13, which are dated May 15, 1998 and May 22, 1998, respectively) and March 7, 1997 (except for Note 7, which is dated March 24,
1997) appearing in Amendment No. 1 to Current Report on Form 8-K/A of Mail-Well, Inc. dated May 30, 1998. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Rubin, Brown, Gornstein & Co. LLP



St. Louis, MO
August 4, 1998